UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2011

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-2783-S	82-0404220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol
Santa Fe, New Mexico 87507

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (505) 438-2576

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

Effective as of December 31, 2011, Sigma Labs, Inc. (the “Company” or “our”) completed the previously announced acquisition of Sumner Associates, Inc. ("Sumner") and La Mancha Company ("La Mancha"), pursuant to the Exchange Agreement and Plan of Reorganization (the “Acquisition Agreement”), entered into as of December 21, 2011, by and among the Company and Richard Lawrence, Allen S. Mason, Gordon Sumner, Jr., Michael M. Thacker and Damon Giovanielli, constituting all of the stockholders (the "Stockholders") of Sumner and La Mancha.  As a result of the acquisition, Sumner and La Mancha each became our wholly owned subsidiary.

The material terms of the Acquisition Agreement were previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2011.  See Item 2.01 of this Current Report on Form 8-K for a discussion of the completion of our acquisition of Sumner and La Mancha.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 above, and the contents of that section are incorporated herein, as if fully set forth under this Item 2.01.

Pursuant to the Acquisition Agreement, the Company acquired from the Stockholders all of the outstanding common stock of Sumner and La Mancha in exchange for an aggregate of 35,000,000 shares of our common stock, resulting in the Stockholders receiving shares representing in the aggregate approximately 9% of our issued and outstanding common stock.

Sumner, based in Santa Fe, New Mexico, provides consulting services to the public sector, especially with regard to emerging technologies and alternative applications of established technologies.  Sumner holds ongoing contracts with government agencies and the appropriate levels of security clearance for those contracts.  Sumner's current clients include, but are not limited to, the State Department, the Department of Defense, the Department of Energy, various military services and affiliated agencies, the National Laboratories, and contractors to these organizations.  La Mancha is engaged in a similar line of business as Sumner, except that La Mancha provides consulting services primarily to the private sector.

At the time of the acquisition of Sumner and La Mancha, and other than with respect to the Acquisition Agreement, neither the Company, nor any of the Company’s officers, directors, or affiliates had any material relationship with Sumner, La Mancha or the Stockholders.

Item 3.02                      Unregistered Sales of Equity Securities.

The information in Item 2.01 of this Current Report on Form 8-K, regarding the issuance of an aggregate of 35,000,000 shares of the Company’s common stock to the Stockholders in connection with the closing of the Acquisition Agreement, is incorporated herein by reference.

The Company issued the foregoing shares pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder as a transaction not involving a public offering of securities.  Each Stockholder is an accredited investor.

Item 9.01                      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.  The Company will provide the financial statements required by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.  The Company will provide the pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
10.1
Exchange Agreement and Plan of Reorganization by and among Sigma Labs, Inc. and all Stockholders of Sumner Associates, Inc. and La Mancha Company (previously filed by the Company on December 27, 2011 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2012	SIGMA LABS, INC.

	By:	/s/ Mark Cola
Name: Mark Cola
Title: President